UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2010 deltathree, Inc.

(Exact name of registrant as specified in its charter)

Delaware

 (State or other jurisdiction of incorporation)

000-28063	13-4006766
(Commission File Number)	(IRS Employer Identification No.)

224 West 35th Street, New York, N.Y.	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                              (212) 500-4850

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On August 31, 2010, Ziv Zviel tendered his resignation as Chief Financial Officer and Treasurer of deltathree, Inc. (the “Company”) to pursue another employment opportunity.  The resignation will be effective mid-October 2010 on such date as will be determined by the Company and Mr. Zviel.  The Company has begun actively looking for a new Chief Financial Officer and Treasurer with Mr. Zviel’s assistance, and hopes to be able to announce an appointment to the positions in the near future. Until the effective date of his resignation (and, if necessary, following the effective date of his resignation on such terms and conditions to be agreed upon by the Company and Mr. Zviel) Mr. Zviel will provide transition assistance to the Company and work closely with the Company’s new Chief Financial Officer and Treasurer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTATHREE, INC.

By:	/s/ Peter Friedman
Name:	Peter Friedman
Title:	General Counsel and Secretary

Dated: September 7, 2010